EXHIBIT 99.7

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS that GE Commercial Mortgage Corporation, a Delaware corporation, having its head office at 292 Long Ridge Road, Stamford, Connecticut 06927 (the "Corporation"), hereby nominates, makes, constitutes and appoints any officer of LaSalle Bank National Association ("Trustee") duly authorized to sign in its capacity as Trustee for GE Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the "Certificates"), issued under that certain Pooling and Servicing Agreement, dated as of March 1, 2006, among the Corporation, the Trustee, in its capacity as Trustee, Wachovia Bank, National Association, as Servicer and LNR Partners, Inc., as Special Servicer (the "Agreement"), as its true and lawful attorney-in-fact (the "Attorney") to act with full power and authority to sign the Form 10-D required to be filed with the Securities and Exchange Commission pursuant to Section 11.16(d) of the Agreement on or before May 25, 2006 (subject to permitted extensions under the Securities Exchange Act of 1934, as amended), such Form 10-D to be in such form as is customary for securities similar to the Certificates as required by the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the Securities and Exchange Commission thereunder.

            The said Attorney shall have no power of delegation of authority hereunder.

            This Power of Attorney is effective as of May 1, 2006, except that it may be revoked at any time by the Corporation and this Power of Attorney shall be deemed to expire automatically on the earlier of (i) the date on which said Attorney ceases to be Trustee under the Agreement or (ii) the termination of the Agreement.

            IN WITNESS WHEREOF, the Corporation has caused these presents to be executed as of the 3rd day of April, 2006.


                                            GE COMMERCIAL MORTGAGE CORPORATION


                                            By: /s/ Daniel J. Smith
                                               --------------------------------
                                            Name: Daniel J. Smith
                                            Title: President

                            CORPORATE ACKNOWLEDGMENT

STATE OF TEXAS    )
                  ) ss.:
COUNTY OF DALLAS  )

        On the 3rd day of April, 2006, before me, a notary public in and for said County and State, came Daniel J. Smith, to me known to be the President of GE Commercial Mortgage Corporation (the "Corporation"), who acknowledged that he signed the foregoing instrument in the name and on behalf of the Corporation as its voluntary act and deed, pursuant to authority duly conferred upon him as an officer of the Corporation.

 /s/ Marsha Chandler
--------------------------------
Notary Public

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